                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                October 18, 1996
                Date of Report (date of earliest event reported)

                               CAPITAL 2000, INC.
             (Exact Name of Registrant as Specified in its Charter)

  Colorado                       33-11062-D                    84-1049047
(State or Other                 (Commission                (IRS Employer Iden-
Jurisdiction of                  File Number)              tification Number)
Incorporation)

                            Level 17 109 Pitt Street
                            Sydney NSW 2000 Australia
                     (Address of Principal Executive Offices
                               Including Zip Code

                                011-612-231-0717
                         (Registrant's Telephone Number,
                              Including Area Code)

                                 P.O. Box 460363
                             Aurora, Colorado 80015
                    (Former Name or Former Address if Changed
                               Since Last Report)

                               Page 1 of 3 pages.

Item 1.  Change in Control of Registrant.

On October 18, 1996, in accordance with the terms of the Share Purchase and Reorganization Agreement, as amended (the "Agreement"), investors led by Deem Securities Limited, an Australian company, purchased 1,490,000 shares of common stock (the "Common Stock") of Capital 2000, Inc., a Colorado corporation (the "Company"), which represents approximately 78% of the outstanding Common Stock. The shares of the Common Stock were purchased from the two major shareholders, Timothy J. Brasel and Dr. Paul H. Dragul, or their affiliates (the "Shareholders"), for $133,600. The resulting majority shareholder, Ilmington Investments Limited ("Ilmington"), a British Virgin Islands company, which holds 970,000 shares of the Common Stock, used corporate funds to purchase its shares.

The terms of the Agreement also provide Ilmington an option to purchase approximately 200,000 shares of the Common Stock from the Shareholders at a purchase price per share of US$4.00 (the "Option"). The Option expires on December 15, 1996.

The Agreement also provides that the Company will register on behalf of the Shareholders approximately 200,000 shares of the Common Stock when the Company effects its first selling shareholder registration statement.

In accordance with the terms of the Agreement, Timothy J. Brasel resigned as the sole officer and director of the Company. The Company then appointed P. J. Chapman, Dr. R. E. Edwards, R. N. Harris and Stanley Leo Carroll as the interim board of directors. The Board appointed Dr. R. E. Edwards as President and P. J. Chapman as Vice President and Secretary.

The Company also entered into a Sale of Business Agreement (the "Sale Agreement") to acquire all assets relating to the cold vaporization purification technology from Rainpure Pty. Ltd., an Australian company ("Rainpure"). Rainpure's business centers on the manufacture, distribution and sale of a product line of water purification units utilizing patented cold vaporization purification technology. Currently, the main production facility is located in Anson, Korea, producing water purification units for the office environment. The product line also includes water purification units suitable for the home, commercial and industrial markets. The closing of the Rainpure acquisition is subject to the completion of certain requirements of the Sale Agreement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 1, 1996                     Capital 2000, Inc.


                                             By:/S/Peter Chapman
                                                ----------------
                                                 Peter Chapman
                                                 Vice President and Secretary



                                       3